SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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KLA Tencor

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 5, 2003

To the Stockholders:

YOUR VOTE IS IMPORTANT

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA-Tencor Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, November 5, 2003 at 1:00 p.m., local time, at the Company’s offices located at Three Technology Drive, Milpitas, California 95035, for the following purposes:

1.	To elect four Class II directors to each serve for a three-year term and until their successors are duly elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2004.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 15, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Sincerely, Stuart J. Nichols Assistant Secretary San Jose, California

September 25, 2003

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

2003 ANNUAL MEETING OF STOCKHOLDERS
OF
KLA-TENCOR CORPORATION

To be held on November 5, 2003

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
Solicitation and Voting

The enclosed Proxy is solicited on behalf of the Board of Directors of KLA-Tencor Corporation (“KLA-Tencor,” the “Company” or “we”), for use at the Annual Meeting of Stockholders to be held on Wednesday, November 5, 2003 at 1:00 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at our offices at Three Technology Drive, Milpitas, California 95035. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including financial statements, were first mailed on or about September 25, 2003 to all stockholders entitled to vote at the Annual Meeting. KLA-Tencor’s principal executive offices are located at 160 Rio Robles, San Jose, California 95134, and our telephone number is (408) 875-3000.

Upon written request to KLA-Tencor at our principal executive offices, attention Assistant Secretary, we will provide without charge to each person solicited a copy of the Company’s Annual Report on Form 10-K. It is also available on the Internet from the Securities and Exchange Commission at www.sec.gov, as well as on our website at www.kla-tencor.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Who May Vote

You may vote if our records showed that you owned shares of KLA-Tencor Common Stock as of September 15, 2003 (the “Record Date”). At the close of business on that date, we had a total of 193,915,876 shares of Common Stock issued and outstanding, which were held of record by approximately 1,003 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Who will receive these materials

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in accordance with the instruction described below under “How to vote.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker or nominee has forwarded instructions for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under “How to vote.”

How to vote	If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in the following ways:

1.	By Telephone: Use the toll free telephone number provided on the proxy card (specific instructions for using the telephone voting system are on the proxy card);

2.	By Internet: Use the Internet voting site listed on the proxy card (specific instructions for using the Internet voting system are on the proxy card);

3.	By Mail: Sign, date and mail the proxy card in the postage paid envelope that we have provided; or

4.	In Person: Attend the Annual Meeting and vote your shares in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Changing Your Vote	To revoke your proxy instructions if you are a holder of record, you must:

1.	Advise our Assistant Secretary in writing at our principal executive office before the proxy holders vote your shares that you wish to revoke your proxy instructions; or

2.	Deliver later proxy instructions as follows:

a.

By Phone: Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 p.m. EST on November 4, 2003 (specific instructions for using the telephone voting system are on the proxy card);

b.

By Internet: Use the Internet voting site listed on the proxy card to vote again prior to 11:59 p.m. EST on November 4, 2003 (specific instructions for using the Internet voting system are on the proxy card);

c.	By Mail: Sign, date and mail another proxy card bearing a later date and deliver such proxy card to the Assistant Secretary of the Company prior to the closing of the Annual Meeting; or

d.	In Person: Attend the Annual Meeting and vote your shares in person.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. KLA-Tencor has retained the services of Automatic Data Processing (“ADP”) to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay ADP fees of approximately $100,000 for this solicitation activity and for forwarding solicitation material to beneficial and registered stockholders and processing the results. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting.

Abstentions and Broker Non-Votes

Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and are also treated as shares entitled to vote at the Annual Meeting (“Votes Cast”).

Since abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors), abstentions will have the same effect as a vote against the proposal (other than election of directors).

If you do not give your broker voting instructions, the broker may be prevented from voting shares held in your brokerage account on some proposals (a “broker non-vote”). Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting:

•	“FOR” the election of the Class II Directors H. Raymond Bingham, Robert T. Bond, Richard J. Elkus, Jr. and Michael E. Marks to the Board of Directors; and

•	“FOR” ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2004.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and the provisions of our bylaws. Stockholder proposals that are intended to be presented by such stockholders at our 2004 Annual Meeting of Stockholders must be received by us no later than May 30, 2004 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

Stockholder proposals that are not intended to be included in our proxy materials for such meeting, but that are to be presented by the stockholder from the floor are subject to the advance notice provisions set forth below under “Transaction of Other Business” and other requirements set forth in our bylaws.

Transaction of Other Business

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Any stockholder may present a matter from the floor for consideration at a meeting of stockholders so long as certain procedures are followed. Under our bylaws, as amended, a stockholder notice must be delivered to, or mailed and received by, KLA-Tencor (attention: Assistant Secretary) at least 120 days prior to the annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders).

The stockholder’s notice must set forth, as to each proposed matter, the following:

1.	A brief description of the proposed matter and reasons for conducting such business at the meeting;

2.	Name and address, as they appear on KLA-Tencor's books, of the stockholder;

3.	The class and number of shares of KLA-Tencor that are beneficially owned by the stockholder;

4.	Any material interest of the stockholder in such business; and

5.	Any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934.

If the stockholder notice is not in compliance with the requirements set forth in our bylaws, the presiding officer of the meeting may refuse to acknowledge the matter.

KLA-Tencor’s Bylaws

For a free copy of KLA-Tencor’s bylaws, please contact our Investor Relations department at (408) 875-3600 or via our website at www.kla-tencor.com/investors/contactinfo.html and fill out a request form.

Delivery of Documents to Stockholders Sharing an Address

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and our 2003 Annual Report on Form 10-K unless we or one of our mailing agents has received contrary instructions.

Stockholders sharing an address who are receiving multiple copies of our proxy statements and annual reports may request delivery of a single copy of our future proxy statements and annual reports by writing to the address above or calling our Investor Relations department at the telephone number above. Stockholders may also request electronic delivery of our annual report and proxy statement by writing to the address above, calling our Investor Relations department at the telephone number above or via our website at www.icsdelivery.com/klatencor/index.html.

You may receive additional copies of this Proxy Statement and our Annual Report on Form 10-K for fiscal year 2003 for the year ended June 30, 2003 without charge or a copy of the exhibits to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2003 for a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits) by sending a written request to KLA-Tencor Corporation, Attention: Investor Relations, 160 Rio Robles, San Jose, CA 95134, and oral requests may be made by calling Investor Relations of KLA-Tencor at (408) 875-3600.

OUR CORPORATE GOVERNANCE PRACTICES
At KLA-Tencor we have always believed in strong and effective corporate governance procedures and practices. In that spirit, we wanted to summarize several of our corporate governance practices.

Adopting Governance Guidelines

The Board has adopted a set of corporate governance guidelines to set a framework within which the Board will conduct its business and to guide management in its running of your Company. The governance guidelines can be found on our website at http://ir.kla-tencor.com/disclaimer1.cfm and are summarized below.

Monitoring Board Effectiveness

It is important that our Board and its committees are performing effectively and in the best interest of the Company and its stockholders. The Board and each committee are responsible for annually assessing their effectiveness in fulfilling their obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board and its membership.

Board Committee Responsibilities

The Board has three committees, each of which is made up solely of independent directors as determined pursuant to the rules and regulations of the Nasdaq National Market: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee.

Each committee meets regularly and has a written charter approved by the Board, all of which are attached as appendices to this Proxy Statement. In addition, at each regularly scheduled Board meeting, a member of each Committee reports on any significant matters addressed by the Committee. In 2002, after reviewing the Sarbanes-Oxley Act of 2002 and the proposed rules of the SEC and the Nasdaq Stock Market, the Board revised all of its committee charters to voluntarily implement the proposed standards and to expand the responsibilities of each committee as well as establish independence and self-assessment requirements.

Establishing Formal Closed Sessions	At the conclusion of each regularly scheduled Board meeting, the independent directors meet without KLA-Tencor management and the non-independent directors.

Hiring Outside Advisors	The Board and each of its committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.

Avoiding Conflicts of Interest

KLA-Tencor expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. KLA-Tencor’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to KLA-Tencor and its stockholders, KLA-Tencor has updated its standards of business conduct to provide clearer conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures.

Providing Transparency

KLA-Tencor believes it is important that stockholders understand our governance practices. In order to help ensure transparency of our practices we have posted information regarding our corporate governance procedures on our website at http://ir.kla-tencor.com/disclaimer1.cfm.

Ensuring Auditor Independence

KLA-Tencor has taken a number of steps to ensure the continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by our outside auditors.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently comprised of three incumbent Class I directors (Kenneth Levy, Jon D. Tompkins and Lida Urbanek), three incumbent Class II directors (H. Raymond Bingham, Robert T. Bond and Richard J. Elkus, Jr.) and three incumbent Class III directors (Edward W. Barnholt, Stephen P. Kaufman and Kenneth L. Schroeder). Following the Annual Meeting, upon Michael Marks election, there will be four Class II directors. The Class I directors and the Class III directors will serve until the annual meetings of stockholders to be held in 2005 and 2004 respectively, or until their respective successors are duly elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

Nominees

The term of the three current Class II directors will expire on the date of the Annual Meeting. Four Class II directors of the Board of Directors are to be elected at the Annual Meeting. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the Nasdaq National Market, recommended the nominees set forth on this Proposal One. Based on that recommendation, a majority of the independent members of the Board of Directors resolved to nominate such individuals for election. The nominees for election by the stockholders to these four positions are:

•	H. Raymond Bingham;

•	Robert T. Bond;

•	Richard J. Elkus, Jr.; and

•	Michael E. Marks.

If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2006, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Vote Required

If a quorum is present and voting, the four nominees for Class II directors receiving the highest number of affirmative votes will be elected as Class II directors. Votes withheld from any director and broker non-votes are counted for purposes of determining the presence or absence of a quorum but have no other legal effect on the selection of nominees for directors.

INFORMATION ABOUT THE DIRECTORS AND THE NOMINEES

The following table sets forth certain information with respect to the Company’s Board of Directors as of the date of this proxy statement:

Nominees for Election as Class II Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

H. Raymond Bingham	H. Raymond Bingham has been a Director of KLA-Tencor since October 1999. He has served as President and Chief Executive Officer of Cadence Design Systems, Inc. (“Cadence”) since May 1999. Mr. Bingham has been a director of Cadence since November 1997. From 1993 to April 1999, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Cadence. Prior to joining Cadence, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels, Inc. for eight years. Mr. Bingham also serves on the boards of directors of Onyx Software Corporation and Oracle Corporation.	57	1999

Robert T. Bond	Robert T. Bond has been a Director of KLA-Tencor since August 2000. Mr. Bond has been a private investor since February 1998. From April 1996 to January 1998, Mr. Bond served as Chief Operating Officer of Rational Software Corporation. Prior to that, he held various executive positions at Rational Software Corporation. Mr. Bond was employed by Hewlett-Packard Company from 1967 to 1983 and held various management positions during his tenure there. Mr. Bond also serves on the board of directors of DecisionPoint Applications, Inc.	60	2000

Richard J. Elkus	Richard J. Elkus, Jr. has been a Director of KLA-Tencor since April 1997. He was Executive Vice President and Vice Chairman of the board of directors of Tencor Instruments from February 1994 until April 1997. He is the Chairman of the Board and a director of Voyan Technology. He currently serves on the boards of directors of Sopra SA, Lam Research Corporation, Virage Logic Corporation, the Palo Alto Medical Foundation and the National Medal of Technology Foundation. Mr. Elkus, Jr. also serves on the Board of Trustees of the Scripps Research Institute.	68	1997

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

Michael E. Marks	Michael E. Marks has been the Chief Executive Officer of Flextronics International Ltd. (“Flextronics”) since January 1994 and also serves on its board of directors. Mr. Marks was Chairman of the Board of Flextronics from July 1993 to January 2003. Prior to joining Flextronics, he was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company.	52	Nominee

Board Recommendation	The Board of Directors unanimously recommends a vote “FOR” each of the Class II nominees listed above.

Class I Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

Kenneth Levy	Kenneth Levy is a co-founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board and a Director of KLA-Tencor. From July 1998 until June 30, 1999, he was Chief Executive Officer and a Director. From April 30, 1997 until June 1998 he was Chairman of the Board. From 1975 until April 30, 1997 he was Chief Executive Officer of KLA Instruments Corporation. He currently serves on the boards of directors of Ultratech Stepper, Inc., Juniper Networks, Inc., Extreme Networks, Inc., and is a Director Emeritus of SEMI, an industry trade association.	60	1975

Jon D. Tompkins	Jon D. Tompkins has been a Director of KLA-Tencor since April 1997. He was Chairman of the Board from July 1998 to June 1999, when he retired from such position. From May 1997 until July 1998, he was Chief Executive Officer. From April 1991 until April 1997, Mr. Tompkins was President and Chief Executive Officer of Tencor Instruments prior to its merger with KLA Instruments Corporation. He was a director of Tencor Instruments from 1991 until April 1997 and was appointed Chairman of the Board of Directors of Tencor Instruments in November 1993. Mr. Tompkins currently serves on the boards of directors of Cymer, Inc., Electro Scientific Industries, Inc. and Credence Systems Corporation.	63	1997

Lida Urbanek	Lida Urbanek has been a Director of KLA-Tencor since April 30, 1997. She is a private investor. She was a director of Tencor Instruments from August 1991 until April 30, 1997.	58	1997

Class III Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

Edward W. Barnholt	Edward W. Barnholt has been a Director of KLA-Tencor since 1995. Since May 1999, Mr. Barnholt has been President and Chief Executive Officer of Agilent Technologies, Inc. (“Agilent”) and became Chairman of the Board of Agilent in November 2002. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company's Measurement Organization from 1998 to 1999. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. Mr. Barnholt also serves on the board of directors of the Tech Museum of Innovation.	60	1995

Stephen P. Kaufman	Stephen P. Kaufman has been a Director of KLA-Tencor since November 8, 2002. He has been a Senior Lecturer at the Harvard Business School since January 2001. He has been a member of the board of directors of Arrow Electronics, Inc. (“Arrow”) since 1994. From 1986 to June 2000, he was Chief Executive Officer of Arrow. From 1985 to June 1999, he was also Arrow’s President. From 1994 to June 2002, he was Chairman of the Board of Arrow. Mr. Kaufman also serves on the boards of directors of Harris Corporation, Viacore, Inc. and Indigo Corporation.	61	2002

Kenneth L. Schroeder	Kenneth L. Schroeder joined KLA Instruments in 1979 and left in 1987 to pursue personal and other business interests. He returned to KLA Instruments in 1991. Mr. Schroeder has been Chief Executive Officer and a Director of KLA-Tencor since July 1, 1999 and was our President as well until July 2002. From November 1991 until June 1999, he was President and Chief Operating Officer and a Director. He currently serves on the board of directors of SEMI.	58	1991

There are no family relationships between or among any directors or executive officers of the Company.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board of Directors

The Board of Directors of the Company held a total of five meetings during the fiscal year ended June 30, 2003. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

During the fiscal year ended June 30, 2003, all incumbent directors attended at least 85% of the number of meetings of the Board of Directors and each director attended at least 75% of the aggregate of the total number of meetings held by all committees of the board on which each such director served (during the periods that each such director served).

Audit Committee

The Audit Committee consists of Mr. Bingham, Mr. Bond, Mr. Elkus and Mr. Kaufman. During fiscal 2003, Mr. Bingham was the chairman of the Audit Committee. The Audit Committee is responsible for appointing, compensating and overseeing the work of the Company’s independent accountants, approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee held twelve meetings during the last fiscal year.

Compensation Committee

The Compensation Committee consists of Mr. Barnholt, Mr. Bond and Mrs. Urbanek. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s employee equity benefit plans. The Compensation Committee held two meetings during the last fiscal year.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Barnholt and Mr. Elkus. The Nominating and Governance Committee nominated the four Class II directors for election at the Annual Meeting. The Nominating and Governance Committee is primarily responsible for identifying and evaluating the qualifications of all candidates for election to the Board of Directors, as well as reviewing corporate governance policies and procedures. The Nominating and Governance Committee held two meetings during the last fiscal year.

The Nominating and Governance Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so and provide the Company (attention: Assistant Secretary) with certain information set forth in the Company’s bylaws and all other information regarding nominees that is required to be provided pursuant to Regulation 14A of the Securities Exchange Act of 1934, or as otherwise requested by the Nominating and Governance Committee.

DIRECTOR COMPENSATION
Employee Directors	Members of the Board of Directors who are employees do not receive any additional compensation for their services as directors.

1998 Outside Director Plan

Members of the Board who are not employees of the Company (“Outside Directors”) receive benefits under the 1998 Outside Director Plan (“1998 Director Plan”), which was approved by the stockholders at the 1998 Annual Meeting of Stockholders. Each Outside Director receives a nonstatutory stock option to purchase 10,000 shares of Common Stock as of the date on which such director first becomes an Outside Director (the “First Option”). If the new Outside Director does not join the Board at the beginning of the Company’s fiscal year, the First Option will be pro rated to reflect the quarter in which such new Outside Director joins the Board. In addition, each Outside Director is automatically granted a nonstatutory stock option to purchase an additional 10,000 shares of Common Stock on the date of the subsequent annual meetings on which he or she remains an Outside Director.

The term of options granted under the 1998 Director Plan may not exceed 10 years. The 1998 Director Plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted under the 1998 Director Plan become exercisable immediately upon the date of grant.

Cash Compensation

Each Outside Director receives an annual fee of $20,000 and $1,000 for each meeting they attend ($500 if participation is by telephone), plus reasonable expenses in attending such meeting. Committee members receive $500 per committee meeting they attend ($250 if participation is by telephone).

INFORMATION ABOUT EXECUTIVE OFFICERS
Set forth below are the names, ages and positions of the executive officers of KLA-Tencor as of September 25, 2003.

Name and Position	Principal Occupation of the Executive Officers During the Past Five Years	Age

Kenneth Levy Chairman of the Board	Kenneth Levy is a co-founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board and a Director of KLA-Tencor. From July 1998 until June 30, 1999, he was Chief Executive Officer and a Director. From April 30, 1997 until June 1998 he was Chairman of the Board. From 1975 until April 30, 1997 he was Chief Executive Officer of KLA Instruments Corporation. He currently serves on the boards of directors of Ultratech Stepper, Inc., Juniper Networks, Inc., Extreme Networks, Inc., and is a Director Emeritus of SEMI, an industry trade association.	60

Kenneth L. Schroeder Chief Executive Officer	Kenneth L. Schroeder joined KLA Instruments in 1979 and left in 1987 to pursue personal and other business interests. He returned to KLA Instruments in 1991. Mr. Schroeder has been Chief Executive Officer and a Director of KLA-Tencor since July 1, 1999 and was our President as well until July 2002. From November 1991 until June 1999, he was President and Chief Operating Officer and a Director. He currently serves on the board of directors of SEMI.	58

Gary E. Dickerson President and Chief Operating Officer	Mr. Dickerson has been President since July 2002 and Chief Operating Officer since July 1999. Mr. Dickerson has held a series of management positions since he joined KLA-Tencor in January 1986. From July 1997 until June 30, 1999, he was Executive Vice President of the Customer Group. In January 1996, he was promoted to Group Vice President for the Wafer Inspection Group. In July 1994 he became the General Manager of the Wisard Division.	46

John H. Kispert Executive Vice President, Chief Financial Officer	Mr. Kispert has been Chief Financial Officer and Executive Vice President since July 2000. From July 1999 to July 2000, Mr. Kispert was Vice President of Finance and Accounting. From February 1998 to July 1999, he was Vice President of Operations for the Wafer Inspection Group. From August 1997 to February 1998, he was Director of Operations. Mr. Kispert joined KLA-Tencor in February 1995 and has held a series of other management positions within the Company.	39

Name and Position	Principal Occupation of the Executive Officers During the Past Five Years	Age

Dennis J. Fortino Executive Vice President, Lithography & Parametric Solutions Group	Mr. Fortino has been Executive Vice President of the Lithography & Parametric Solutions Group since July 1999. From August 1997 to June 1999, he served as Vice President and General Manager of the Surfscan Division and from November 1995 to July 1997 as the Vice President and General Manager of the Surface Metrology Division. Mr. Fortino served as Vice President and General Manager for Spectra-Physics Lasers from July 1991 to October 1995.	57

Richard P. Wallace Executive Vice President, Wafer Inspection, Review & Analysis Group	Mr. Wallace has been Executive Vice President of the Wafer Inspection, Review & Analysis Group since July 2000. From July 1999 to June 2000, he was the Group Vice President for Lithography and Films. From April 1998 to June 1999, he was Vice President and General Manager of the Mirage Group. From 1995 to March 1998 he was Vice President and General Manager of the Wisard division. Mr. Wallace joined KLA-Tencor in 1988 and has held a series of other management positions.	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders	As of September 15, 2003, based on our review of filings made with the SEC, we are aware of the following entities being the beneficial owner of more than 5% of the Company’s Common Stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Fidelity Management Research(2)(3)
82 Devonshire Street
Boston, MA 02109	15,945,141	8.22%

Capital Guardian Trust Co. (2)
333 South Hope Street
Los Angeles, CA 90071	10,677,504	5.51%

Capital Research & Management Co. (2)
333 South Hope Street
Los Angeles, CA 90071	10,101,675	5.21%

(1)	Based on 193,915,876 outstanding shares of Common Stock as of September 15, 2003.

(2)	Based on information provided pursuant to Schedule 13F filed with the Securities and Exchange Commission.

(3)	FMR Corp. is a parent holding company and includes shares held by Fidelity Management Research and Fidelity International Limited.

Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of September 15, 2003 by all directors and director nominees, each of the named executive officers set forth in the Summary Compensation Table and by all directors and current executive officers as a group:

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
Kenneth Levy (2)	3,183,674	1.64%
Kenneth L. Schroeder (3)	1,329,730	*
Edward W. Barnholt (4)	75,832	*
H. Raymond Bingham (5)	40,000	*
Robert T. Bond (6)	42,000	*
Richard J. Elkus, Jr. (7)	130,000	*
Stephen P. Kaufman (8)	11,000	*
Jon D. Tompkins (9)	30,519	*
Lida Urbanek (10)	1,366,230	*
Gary E. Dickerson (11)	464,314	*
John H. Kispert (12)	129,477	*
Dennis J. Fortino (13)	213,372	*
Richard P. Wallace(14)	125,907	*
All directors and executive officers as a group (13 persons) (15)	7,142,055	3.68%

*	Less than 1%

(1)	Based on 193,915,876 outstanding shares of the Common Stock of the Company as of September 15, 2003.

(2)

Includes 902,286 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003, 1,795,866 shares, which are held in trust for the benefit of Mr. Levy’s family, 40,000 shares which are held by the Levy Family Foundation, and 358,000 shares which are held by the KGMW, L.P.

(3)	Includes 682,097 shares, subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(4)	Includes 75,832 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(5)	Includes 40,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(6)	Includes 40,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(7)	Includes 30,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(8)	Includes 10,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(9)	Includes 10,000 shares subject to options which are presently exercisable or will become exercisable, within 60 days of September 15, 2003.

(10)

Includes 63,892 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003 and 1,271,414 shares of which are held in trust for the benefit of Mrs. Urbanek’s family, 30,924 shares of which are held by the Urbanek Family Foundation.

(11)	Includes 279,609 shares subject to options which are presently exercisable or will become exercisable within 60 days of September 15, 2003.

(12)	Includes 24,040 shares subject to options which are presently or will become exercisable within 60 days of September 15, 2003.

(13)	Includes 113,569 shares subject to options which are presently or will become exercisable within 60 days of September 15, 2003.

(14)	Includes 35,363 shares subject to options which are presently or will become exercisable within 60 days of September 15, 2003.

(15)	Includes 2,306,688 shares subject to options which are presently or will become exercisable within 60 days of September 15, 2003.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Audit Committee Recommendation

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 2004 fiscal year. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors.

The Board of Directors, following the Audit Committee’s recommendation, unanimously recommends that the stockholders vote for ratification of such appointment.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

Attendance at the Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Accountants of the Company for the fiscal year ending June 30, 2004.

New Auditor Fee Disclosure Rules	KLA-Tencor has elected to early adopt the SEC’s new proxy disclosure requirements relating to auditor fees, implemented pursuant to the Sarbanes-Oxley Act of 2002.

Under the new requirements, the audit fee categories have been expanded from three categories to the following four categories:

•	Audit Fees

•	Audit-Related Fees

•	Tax Fees

•	All Other Fees

The audit fee categories under the previous rules were reported as Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees.

In addition, under the new disclosure rules, “Audit” has been expanded to include audit and attest services provided in connection with statutory and regulatory filings and SEC consent letter.

The SEC also requires that comparative information be provided for the previous fiscal year. Therefore, auditor fee information from our 2002 proxy is being restated here, after taking into account the new categories and definitions that have been implemented.

Audit Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2003 and June 30, 2002 for professional services rendered for (i) the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K, (ii) the review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q, and (iii) services related to statutory and regulatory filings or engagements were approximately $998,000 and $833,000, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services related to the accounting consultations and audits in connection with acquisitions for the fiscal years ended June 30, 2003 and June 30, 2002, were approximately $0 and $382,000.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services related to tax compliance, tax consulting, tax planning and expatriate consulting services for the fiscal years ended June 30, 2003 and June 30, 2002, were approximately $1,818,000 and $2,092,000, respectively.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above, including, but not limited to, publications and consulting services on special projects, for the fiscal years ended June 30, 2003 and June 30, 2002, were approximately $13,000 and $226,000, respectively.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services provided by PricewaterhouseCoopers, our independent auditors. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services and acquisition advisory are permitted but limited in proportion to the audit fees paid. Third, the Chair of the Audit Committee preapproves non-audit services not specifically permitted under this policy and the Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, tax fees and all other fees were approved by the audit committee pursuant to its pre-approval policies and procedures.

Independence Assessment by Audit Committee

The Company’s Audit Committee considered and determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers’ independence and approved all non-audit related fees and services.

Vote Required

If a quorum is present and voting, the affirmative vote of the Votes Cast is needed to ratify the appointment of PricewaterhouseCoopers LLP as KLA-Tencor’s independent accountants, to audit the consolidated financial statements of the Company for its 2004 fiscal year.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation

The following table sets forth, as to the person who served as Chief Executive Officer during the fiscal year ended June 30, 2003 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during the fiscal year ended June 30, 2003, as well as such compensation for each such individual for the Company’s previous two fiscal years.

Annual Compensation					Long Term Compensation (1)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)	Securities Underlying Options/ SARs (#)	All Other Compensation (2)
Kenneth L. Schroeder	2003	$577,940	$199,209	N/A	94,350	$ 9,231
Chief Executive Officer	2002	$492,649	$218,040	N/A	341,100	$ 1,000
	2001	$554,403	$959,894	N/A	151,600	$84,128

Gary E. Dickerson	2003	$488,451	$156,657	N/A	76,000	$ 8,104
President & Chief	2002	$378,269	$159,046	N/A	105,000	$ 1,000
Operating Officer	2001	$422,391	$653,479	N/A	130,000	$64,828

John H. Kispert	2003	$324,357	$167,133	N/A	37,500	$ 5,767
Executive Vice President &	2002	$238,350	$166,843	N/A	60,000	$ 1,000
Chief Financial Officer	2001	$270,577	$291,170	N/A	80,000	$43,742

Dennis J. Fortino	2003	$324,674	$ 76,670	N/A	38,500	$ 5,766
Executive Vice President	2002	$230,048	$ 86,209	N/A	45,000	$ 1,000
	2001	$264,490	$280,752	N/A	90,000	$41,513

Richard P. Wallace	2003	$324,674	$ 75,545	N/A	38,500	$ 5,766
Executive Vice	2002	$240,096	$ 66,328	N/A	45,000	$ 1,000
President	2001	$270,416	$225,835	N/A	70,000	$41,513

(1)	The Company has not granted any restricted stock rights or stock appreciation rights and the Company does not have any Long Term Incentive Plans as that term is defined in the regulations.

(2)

In FY2003 : Mr. Schroeder received $8,231 in Profit Sharing and $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Dickerson received $7,104 in Profit Sharing and $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Kispert received $4,767 in Profit Sharing and $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Fortino received $4,766 in Profit Sharing and $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Wallace received $4,766 in Profit Sharing and $1,000 contributed by the Company as a matching contribution to the 401(k) Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Stock Option Grants and Exercises

The following tables set forth the number of securities underlying stock options granted to the named executive officers under the Company’s stock option plans and the options exercised by such named executive officers during the fiscal year ended June 30, 2003.

The Option/SAR Grant Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions.

					Potential Realizable Value At Assumed Annual Rates of Stock Appreciation
	Number of Securities Underlying Options/ SARS granted (#) (1)	Percent of Total options/ SARS granted to employees in fiscal year (2)	Exercise or base price ($/share)(3)	Expiration Date (4)	5%	10%
Kenneth L. Schroeder	31,450	0.65	$37.05	11/8/2012	$ 732,802	$1,857,065
	62,900	1.29	$34.67	1/28/2013	$1,371,458	$3,475,543
Total	94,350	1.94	N/A	N/A	$2,104,260	$5,332,608

Gary E. Dickerson	25,000	0.51	$37.05	11/8/2012	$ 582,514	$1,476,204
	50,000	1.03	$34.67	1/28/2013	$1,090,189	$2,762,753
	1,000	0.02	$40.14	5/22/2013	$ 25,244	$ 63,973
Total	76,000	1.56	N/A	N/A	$1,697,947	$4,302,930

John H. Kispert	12,500	0.26	$37.05	11/8/2012	$ 291,257	$ 738,102
	25,000	0.51	$34.67	1/28/2013	$ 545,094	$1,381,376
Total	37,500	0.77	N/A	N/A	$ 836,351	$2,119,478

Dennis J. Fortino	12,500	0.26	$37.05	11/8/2012	$ 291,257	$ 738,102
	25,000	0.51	$34.67	1/28/2013	$ 545,094	$1,381,376
	1,000	0.02	$40.14	5/22/2013	$ 25,244	$ 63,973
Total	38,500	0.79	N/A	N/A	$ 861,595	$2,183,451

Richard P. Wallace	12,500	0.26	$37.05	11/8/2012	$ 291,257	$ 738,102
	25,000	0.51	$34.67	1/28/2013	$ 545,094	$1,381,376
	1,000	0.02	$40.14	5/22/2013	$ 25,244	$ 63,973
Total	38,500	0.79	N/A	N/A	$ 861,595	$2,183,451

(1)	The Company has not granted any stock appreciation rights.

(2)	Based on a total of 4,922,001 options granted to employees in fiscal year 2003.

(3)

Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock. The material terms of the grants are: (a) options granted in fiscal year 2003, the options vest on a five year schedule with 20% vesting after one year and the remaining option shares vesting 1/48 per month for the remainder of the vesting term. Options granted prior to fiscal year 2002 vest on a four year schedule with 25% vesting after one year and the remaining option shares vesting 1/36 per month for the remainder of the vesting term; (b) to the extent unexercised, the options lapse after ten years; (c) the options are non-transferable and are only exercisable during the period of employment of the optionee for 30 days following the termination of employment, subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

1982 Stock Option Plan	The following table sets forth information with respect to the persons named in the Summary Compensation Table concerning exercised and unexercised options held as of June 30, 2003.

			Total Number of Unexercised Options Held at Fiscal Year-End (1)		Total Value of Unexercised, In-the-Money Options Held at Fiscal Year-End (2)
	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth L. Schroeder	35,900	$1,464,063	845,049	466,101	$22,303,944	$7,089,779
Gary E. Dickerson	0	$ 0	271,800	201,565	$ 4,328,548	$2,730,700
John H. Kispert	0	$ 0	94,374	111,326	$ 1,224,096	$1,499,210
Dennis J. Fortino	0	$ 0	122,509	108,908	$ 1,414,592	$1,412,217
Richard P. Wallace	20,000	$ 651,583	50,386	100,742	$ 562,651	$1,319,378

(1)	The Company has not granted any stock appreciation rights.

(2)	Total value of vested options based on fair market value of Company’s Common Stock of $46.46 per share as of June 30, 2003.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION[1]

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of three independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission and all of whom meet the definition of “independent director” as currently promulgated by the Nasdaq National Market. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considering their performance and making recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee periodically reviews its approach to executive compensation and makes changes as appropriate. The Compensation Committee may retain, and has retained in the past, consultants when necessary, as determined by the members of the Compensation Committee.

Compensation Philosophy

The Compensation Committee of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the Chairman of the Board, the Chief Executive Officer and other executive officers. The goals of the Company’s compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executive officers to achieve the Company’s business objectives and to align the interests of executive officers with the long term interests of stockholders. The Company currently uses a compensation package which includes a salary, a management incentive plan and stock option grants to meet these goals.

The compensation philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company’s business strategies, objectives and initiatives. For incentive-based compensation, the Compensation Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductions available under Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for any publicly-held corporation for individual compensation exceeding one million U.S. Dollars in any taxable year for any of the named executive officers, other than compensation that is “performance based.” The Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, and the Compensation Committee reaches its decisions with a view towards the Company’s overall financial performance.

     1 The material in this report is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Chief Executive Officer Compensation

For fiscal year 2003, Kenneth L. Schroeder served as Chief Executive Officer. In setting Mr. Schroeder’s compensation for fiscal year 2003, the Compensation Committee considered the Company’s revenue and profit in the prior fiscal year, the Company’s market capitalization and data from comparable companies supplied by the Company’s compensation consultants, in addition to Mr. Schroeder’s performance and continuing contributions to the Company. For fiscal year 2003, a bonus of $199,209 was payable to Mr. Schroeder, based on the Company’s performance as measured against a formula, which is based on meeting financial and strategic objectives as well as the Company’s revenue growth objectives as compared to a peer group. This bonus formula was approved by the Compensation Committee and the independent members of the Board of Directors last fiscal year.

Executive Officer Compensation

The Compensation Committee’s executive compensation philosophy is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success. In addition, the Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of the Company’s Common Stock. The Compensation Committee endeavors to structure each executive officer’s overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

In addition to stock option grants, the Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Committee to be peers in the Company’s industry.

For the Company’s previous fiscal year, the Committee reviewed and recommended a compensation structure, after considering a number of factors, including, the substantial economic and business challenges in the semiconductor and semiconductor capital equipment industries worldwide.

Base Salary. Salaries for executive officers are set with reference to salaries for comparable positions among other companies in the Company’s industry or in industries that employ individuals of similar education and background to the executive officer based on data provided by the Company’s human resources staff, as well as each person’s job responsibilities, level of experience, individual performance and contribution to the Company’s business. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Management Incentive Plan. Each year since fiscal 1979, the Company has adopted a management incentive plan (the “Incentive Plan”) which provides for payments to officers and key employees based on the financial performance of the Company or the relevant business unit, and on the achievement of key strategic objectives which are set by senior management and approved by the Board of Directors. The Incentive Plan solely as to Messrs. Levy, Schroeder, Dickerson and Kispert is approved by the Compensation Committee and submitted to the Board of Directors for ratification. For fiscal year 2003, the Incentive Plan set goals for profitability, achievement of measurable objectives aimed at strategic corporate goals and achievement of objectives relating to managing the ratio of assets to sales. The target goals for fiscal year 2003 were not achieved as to 100% of the goals, and as a result approximately 35% of the eligible incentive plan amounts for Messrs. Levy, Schroeder, Dickerson and Kispert were paid.

Outstanding Corporate Performance Executive Bonus Plan. The Company continues to utilize its incentive plan for an additional bonus to executives in years when the Company achieves certain levels of profitability and growth (the “Outstanding Corporate Performance Plan”). For those executive officers that do not manage operating divisions, the performance measurements are based on the Company’s pre-tax margin and the growth of the Company’s aggregate revenues over the prior 12 months against a target group of public U.S. companies over the same period. For those executive officers who manage operating divisions, the performance measurements are based on certain specified growth objectives for the managed operating divisions, and the Company’s net operating margin. The target percentage for the Outstanding Corporate Performance Plan bonus is the same target percentage as utilized in determining the Incentive Plan bonus. For Fiscal Year 2003, no bonuses were paid pursuant to the Outstanding Corporate Performance Plan.

In years that the performance goals are met, half of each annual amount under the Outstanding Corporate Performance Plan is payable at the end of the fiscal year. The other half of each annual amount payable under the plan is contributed by the Company to the Executive Deferred Savings Plan (the “EDSP”) and vests over a one-year period. If the executive officer leaves during that one-year period, the contribution by the Company is forfeited. Although the executive officer is eligible to participate in both the Company’s profit sharing plan and the Outstanding Corporate Performance Plan, any amounts contributed by the Company pursuant to the Outstanding Corporate Performance Plan will be reduced by the amount of profit sharing paid to the executive by the Company during the fiscal year.

Long-term Incentives. Long-term incentives are provided through the Stock Option Plan, which rewards executive officers through the growth in value of the Company’s Common Stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

Grants of stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants, with primary weight given to the executive officer’s relative position and responsibilities. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company’s Common Stock increases over the exercise price.

Stock Ownership Guidelines for Executives

The Company adopted a program, approved by the Board of Directors, pursuant to which certain Company executives with the title Vice President or above are required to own a prescribed number of shares of common stock of the Company. These ownership requirements apply to all eligible executives and are phased in over time.

MEMBERS OF THE COMPENSATION COMMITTEE

Edward W. Barnholt Robert T. Bond Lida Urbanek

Compensation Committee Interlocks

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

REPORT OF THE AUDIT COMMITTEE[2]

Audit Committee

The Company’s Audit Committee is composed of four non-employee directors, each of whom meet the standards of independence and financial experience requirements of the Nasdaq National Market, as currently in effect. For fiscal year 2003, H. Raymond Bingham, Robert T. Bond, Richard J. Elkus, Jr. and Stephen P. Kaufman served as members on the Audit Committee. Mr. Bingham served as the Chairman of the Audit Committee for fiscal year 2003. The Chairman is responsible for preparing an agenda for each meeting. The Board of Directors has adopted a written charter for the Audit Committee which details the responsibilities of the Audit Committee and is attached hereto as Appendix A. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

During fiscal year 2003, the Audit Committee reviewed and discussed with the Company’s management team KLA-Tencor’s audited consolidated financial statements contained in KLA-Tencor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

The Audit Committee also discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication With Audit Committees).

The Audit Committee received from the independent accountants the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, (Independence Discussions With Audit Committees) and has discussed with the independent accountants their independence from management and KLA-Tencor.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

H. Raymond Bingham, Chairman Robert T. Bond Richard J. Elkus, Jr. Stephen P. Kaufman

     2 The material in this report is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE GRAPH[3]

The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

Comparison of Five Year Cumulative Total Return Among KLA-Tencor Corporation, The NASDAQ - US Index and The Philadelphia SOXX Index*

	1998	1999	2000	2001	2002	2003
KLA-Tencor Corporation	100	234	423	422	318	336
The NASDAQ-US Index	100	144	212	115	79	87
Philadelphia SOXX Index	100	197	464	254	158	146
*Assumes $100 invested on June 30, 1998. The Company’s fiscal year end is June 30.

     3 The material in this section entitled “Performance Graph” is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Transactions with Directors, Executive Officers and 5% Stockholders

In December 2000, the Company made a loan to John Kispert, the Company’s Chief Financial Officer, in the amount of $300,000. The loan was evidenced by a promissory note (“Note”). The Note incurred interest at a rate of 6.3% per annum and was repayable in December 2020. Mr. Kispert re-paid the full amount owed under the Note in October 2002.

In fiscal year 2001, the Company entered into a Bonus Agreement with Mr. Kispert, whereby Mr. Kispert will receive payments of $93,900 a year, for the following four years.

Change of Control Agreements

In connection with the merger between KLA Instruments Corporation and Tencor Instruments (effective April 30, 1997) the Company entered into identical employment arrangements, subsequently amended, (the “Retention and Non-Competition Agreement”) with Messrs. Levy and Schroeder. The arrangements, as amended, provide that certain benefits would be paid if certain events took place after April 30, 1997. The purpose of these arrangements was to retain the services of Messrs. Levy and Schroeder to ensure the continued smooth transition associated with the merger. The terms of those arrangements provide that if an individual were to leave the Company after April 30, 1998, subject to releasing the Company from all claims, and in connection with working part-time for 36 months, he will receive (i) his base salary for the first 24 months of part-time employment, (ii) a mutually agreeable level of compensation per month for the final 12 months of part-time employment, (iii) an annual bonus (based on an achievement of 100% of bonus objectives) in the fiscal year of his transition to part-time employment, (iv) a bonus paid in the fiscal year following the payment of the annual bonus above, (based on achievement of 100% of his individual bonus objectives) and (v) a pro-rated bonus for the fiscal year in which part-time employment ended. During the periods of part-time employment, all options to exercise stock of the Company, which were granted more than 12 months prior to the termination of full-time employment, will continue to vest. The same benefits shall be payable in the event the Company terminates his employment without cause. If he is terminated for cause (defined as (i) gross negligence or willful misconduct in connection with the performance of duties, (ii) conviction of or plea of nolo contendere to any felony, or (iii) the embezzlement or misappropriation of Company property) then he will receive a lump-sum payment equal to 25% of his base salary.

In fiscal year 2002, the Board of Directors approved individual “change-in-control” agreements for Messrs. Schroeder, Dickerson and Kispert (each, an “Executive”). The change-in-control provisions of these agreements take effect if the Executive’s employment is terminated involuntarily or constructively within two years after a change in control of the Company. If the provisions become effective, Messrs. Dickerson and Kispert become eligible to receive: (1) an amount equal to two times his annual compensation; (2) an amount equal to two times his bonus amount; (3) continuation of health benefits for two years; and (4) full acceleration of vesting for all options held. In the case of Mr. Schroeder, he would receive salary and bonus under the terms of his Retention and Non-Competition Agreement and the unvested portions of his then outstanding option grants would fully accelerate. For the purpose of these agreements, a change in control occurs upon merger of the Company with or into another corporation, or a change in more than half of the total voting power of the Company, or upon the sale of substantially all of the assets of the Company.

Mr. Tompkins

During our fiscal year ended June 30, 2002, Mr. Tompkins ceased to be an employee of KLA-Tencor and, pursuant to the terms of his options granted under the 1982 Stock Option Plan, he had 30 days following the termination of his employment to exercise certain options. Due to a miscommunication from KLA-Tencor, Mr. Tompkins was misled as to the expiration date of certain of these options. The independent members of the Board of Directors, meeting independently, unanimously determined to provide a one-time cash payment of $206,800 to Mr. Tompkins as a remedy for the miscommunication. The amount paid was measured as the “in the money” value had Mr. Tompkins exercised such options on their expiration date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered Class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal 2003 all executive officers, directors and greater than ten percent stockholders of the Company complied with all applicable filing requirements.

APPENDIX A – AUDIT COMMITTEE CHARTER4

OF THE BOARD OF DIRECTORS

OF KLA-TENCOR CORPORATION

Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of KLA-Tencor Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•

Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership and Meetings

The Audit Committee shall be comprised of not less than three non-employee members of the Board. The Board shall appoint the members of the Audit Committee, one of whom shall be designated a chairman of the Audit Committee, such members shall serve at the discretion of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC or Nasdaq):

•	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the SEC;

     4 This charter is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•

At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee shall meet at least four times annually or more frequently as the Audit Committee may deem appropriate.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

Key Responsibilities

The responsibilities of the Audit Committee shall include:

•

Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•

Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•

Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•

Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited Financial Statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10K) and Quarterly Reports on Form 10-Q, respectively, prior to their filing with the SEC;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•

Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Audit Committee’s examinations and recommendations.

     The Audit Committee is authorized to conduct any investigation appropriate to fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company, and may retain, at the Company’s expense, legal, accounting and other experts as it deems necessary to assist it in conducting any such investigation.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Compensation

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B — CHARTER FOR THE COMPENSATION COMMITTEE5

OF THE BOARD OF DIRECTORS

OF KLA-TENCOR CORPORATION

Purpose:

     The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers of and directors of KLA-Tencor Corporation (the “Company”), including salaries, retainers, stock compensation and loans, and all salary, bonus and stock compensation to all employees.

     The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

Statement of Philosophy:

     The goals of the Company’s compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executives to achieve the Company’s business objectives and to align the interests of officers with the long term interests of stockholders. The Company currently uses salary, a management incentive plan, and stock options to meet these goals.

Membership:

     The Compensation Committee shall consist of a minimum of three non-employee directors of the Company as is determined by the Board of Directors. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

Responsibilities:

     The responsibilities of the Compensation Committee include:

1.

Two weeks prior to the Compensation Committee meeting, each member of the committee will receive information regarding compensation, option grants, bonuses, bonus objectives and bonus scoring for the Company;

2.

The Compensation Committee will make a recommendation to the Board on the range of option grants for each level of employee; the compensation, option grants and bonus goals for each officer of at least Vice President level; the decision of bonus amounts for the prior fiscal year given to management, based on the scoring criteria provided to the committee;

     5 This charter is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

3.

Reviewing and making recommendations to the Board of Directors regarding the compensation policy for executive officers of and directors of the Company, and such other officers of the Company as directed by the Board;

4.

Reviewing and making recommendations to the Board of Directors regarding all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company;

5.

Reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

6.

Acting as Administrator (as defined therein) of the Company’s 1982 Stock Option Plan and administering, within the authority delegated by the Board of Directors, the 1981 Employee Stock Purchase Plan. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) in compliance with Rule 16b-3 promulgated thereunder, so long as the Compensation Committee is comprised entirely of two or more “non-employee directors”, as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act), and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

7.

Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

8.

Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

9.

Reviewing and making recommendations to the Board of Directors regarding the compensation of the independent members of the Board, including annual retainer, attendance fees, reimbursable expenses and option grants.

Meetings:

     It is anticipated that the Compensation Committee will meet at least once each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     At a minimum of one such meeting annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

Minutes:

     The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

     The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

APPENDIX C — NOMINATING AND GOVERNANCE COMMITTEE CHARTER6

OF THE BOARD OF DIRECTORS

OF KLA-TENCOR CORPORATION

Purpose:

     The Nominating and Corporate Governance Committee (the "Committee") shall provide assistance to the Board of Directors in fulfilling its responsibility to its stockholders, potential stockholders and investment community by:

A.

Identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders;

B.	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the KLA-Tencor Corporation (the "Corporation");

C.

Overseeing the evaluation of the Board of Directors and ensuring that the Board of Directors is properly constituted to meet its fiduciary obligations to the Corporation and its stockholders and that the Corporation has and follows appropriate governance standards; and

D.	Otherwise taking a leadership role in shaping the corporate governance of the Corporation.

Structure and Operations:

Composition and Qualifications

     The Committee shall be comprised of no fewer than two members of the Board of Directors, each of whom shall met the independence requirements of the Nasdaq National Market.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     6 This charter is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

C-1

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings:

     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

     All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties:

     The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

     The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

1.

Evaluate the current composition, organization and governance of the Board of Directors and its committees, determine future requirements and make recommendations to the Board of Directors for approval.

2.	Establish criteria for the selection of new directors to serve on the Board of Directors.

3.

Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

C-2

Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

4.

Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

5.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

6.

Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

7.	Evaluate and recommend termination of membership of individual directors in accordance with the Board of Directors’ governance principles, for cause or for other appropriate reasons.

Committee Selection, Composition and Evaluation

8.

Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

9.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

10.

Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

11.

Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

12.

Consider the adequacy of the certificate of incorporation and by-laws of the Corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws.

13.

Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

14.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process

15.

Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

16.

Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation:

     The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Compensation:

     Members of the Committee shall receive such fees, if any, for their service as members of the Committee as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

     Members of the Committee may not receive any compensation from the Corporation except the fees that they receive for service as a member of the Board or any committee thereof.

KLA-TENCOR CORPORATION C/O EQUISERVE 150 ROYALL STREET CANTON, MA 02021 MS 45-02-62

VOTE BY INTERNET - http://www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 4, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 4, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to KLA-Tencor Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KLATN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KLA-TENCOR CORPORATION (the “Company”)
The Board Recommends a Vote “FOR” all Nominees for Director and “FOR” Proposal 2.
Vote On Directors					For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and clearly write the nominee's letter on the line below.
1.	To elect four Class II directors to each serve for a three year term and until their successors are duly elected.
	a.	H. Raymond Bingham	c.	Richard J. Elkus, Jr.	O	O	O
	b.	Robert T. Bond	d.	Michael E. Marks

Vote On Proposal		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2004.	O	O	O

To transact such other business as may properly come before the meeting or any adjournment or adjournment thereof.

In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on your stock certificate(s), date and return this Proxy promptly in the reply envelope provided or vote by Internet or by telephone. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	O	O

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KLA-TENCOR CORPORATION
Notice of Annual Meeting of Stockholders
November 5, 2003

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA-Tencor Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, November 5, 2003 at 1:00 p.m., local time, at the Company’s offices located at Three Technology Drive, Milpitas, California 95035, for the purposes stated on the reverse side.

The undersigned hereby appoints John H. Kispert and Stuart J. Nichols, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of KLA-Tencor Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE